Exhibit 99.1

Atrium Therapeutics Reports First Quarter 2026 Financial Results

SAN DIEGO, May 14, 2026 / PRNewswire/ – Atrium Therapeutics, Inc. (Nasdaq: RNA) (“Atrium,” “Atrium Therapeutics” or the “Company”), a biopharmaceutical company advancing precision cardiology by developing RNA therapeutics targeted to the heart, today reported financial results for the first quarter ended March 31, 2026, and highlighted recent corporate progress following its launch as a public company.

“Our focused pipeline, strong cash balance and experienced team are driving significant momentum as we build a dedicated precision cardiology company,” said Kathleen Gallagher, President and Chief Executive Officer of Atrium Therapeutics. “This quarter, we advanced our lead development programs, ATR 1072 and ATR 1086, while establishing the strategic and operational foundation required to pioneer RNA therapeutics in the precision cardiology space. With a clear strategy, a well-characterized RNA delivery platform and a deep commitment to patients, we believe we are well-positioned to advance therapies for people living with genetic cardiomyopathies who have limited or no therapeutic options.”

Recent Highlights

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Launched as an independent, publicly traded precision cardiology company. Atrium launched on February 27, 2026 following its separation and spin-off from Avidity Biosciences, Inc. (Avidity) after Novartis AG’s acquisition of Avidity. Atrium began trading on the Nasdaq Global Select Market under the ticker symbol “RNA.”

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Earned $15 million milestone payment from Bristol Myers Squibb (BMS). Atrium successfully delivered the first development candidate targeting a cardiology indication under its ongoing collaboration with BMS, triggering a $15 million milestone payment. Under the terms of the agreement, Atrium is eligible to receive up to approximately $1.35 billion in research and development milestone payments, up to approximately $825 million in commercial milestone payments, and tiered royalties up to low double-digits on net sales.

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Progressed ATR 1072 program toward the clinic. Atrium has conducted the Good Laboratory Practice (GLP) toxicology studies required for the submission of an Investigational New Drug (IND) application for ATR 1072, a potential treatment designed to address the underlying genetic cause of Protein Kinase AMP-activated non-catalytic subunit Gamma 2 (PRKAG2) syndrome. Additionally, the Company has completed initial discussions with both the U.S. Food and Drug Administration (pre-IND meeting) and Health Canada (pre-CTA consultation meeting) regarding its proposed Phase 1/2 clinical trial design.

Anticipated Upcoming Milestones

•	Submit IND application for ATR 1072 in the second half of 2026

•	Initiate Phase 1/2 clinical trial for ATR 1072, subject to regulatory clearance

•	File IND application for ATR 1086 in 2027, with IND-enabling studies initiating in 2026

First Quarter 2026 Financial Results

Given the timing of Atrium’s spin-off from Avidity, the operating results presented for the first quarter of 2026 are not necessarily indicative of the results for any future periods.

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Collaboration Revenue: Collaboration revenue was $19.6 million for the first quarter of 2026, primarily related to the achievement of a $15 million development milestone pursuant to the Company’s partnership with BMS, with the remainder related to R&D services.

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Research and Development (R&D) Expenses: R&D expenses were $16.7 million for the first quarter of 2026, primarily reflecting clinical trial preparations, IND-enabling activities, and continued development of the Company’s overall research capabilities.

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General and Administrative (G&A) Expenses: G&A expenses were $20.3 million for the first quarter of 2026, driven by employee-related expenses, professional fees, and costs associated with launching Atrium as a publicly traded company.

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Cash and Cash Equivalents: As of March 31, 2026, Atrium had $267.8 million in cash and cash equivalents. The Company believes its current cash resources are sufficient to fund planned operations through key clinical proof-of-concept milestones.

About Atrium Therapeutics

Atrium Therapeutics, Inc. (Nasdaq: RNA) is pioneering targeted delivery of ribonucleic acid (RNA) therapeutics to the heart to transform the standard of care for people living with cardiomyopathies. The Company’s proprietary technology - designed at Avidity Biosciences, Inc. - combines the tissue selectivity of monoclonal antibodies (mAbs) and other targeted delivery ligands with the precision of oligonucleotides. Atrium Therapeutics’ platform is designed to selectively target the underlying drivers of genetically driven cardiac diseases through targeted, non-viral delivery of small interfering RNA (siRNA). This approach builds upon learnings from demonstrated delivery to the skeletal muscle and applies it for efficient delivery to the heart with the potential to overcome challenges associated with non-specific tissue delivery. The Company’s pipeline consists of two precision cardiology candidates, ATR 1072 for PRKAG2 (Protein Kinase AMP-activated non-catalytic subunit Gamma 2) syndrome and ATR 1086 for PLN (phospholamban) cardiomyopathy, and two undisclosed research targets in rare cardiomyopathies.

For more information about our RNA delivery platform, development pipeline and people, please visit https://atriumtherapeutics.com/ and engage with us on LinkedIn.

Availability of Other Information About Atrium Therapeutics

Investors and others should note that Atrium Therapeutics communicates with its investors and the public using its website https://atriumtherapeutics.com/, including, but not limited to, Atrium Therapeutics’ disclosures, investor presentations and FAQs, Securities and Exchange Commission (“SEC”) filings, press releases, public conference call transcripts and webcast transcripts, as well as on LinkedIn. The information that Atrium Therapeutics posts on its website or on LinkedIn could be deemed to be material information. As a result, Atrium Therapeutics encourages investors, the media and others interested to review the information that it posts there on a regular basis. The contents of Atrium Therapeutics’ website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

About PRKAG2 Syndrome

PRKAG2 syndrome is a rare, autosomal dominant, early-onset cardiomyopathy caused by mutations in the PRKAG2 gene, which encodes the Gamma 2 regulatory subunit of AMPK. Mutations enhance AMPK activity leading to abnormal glycogen accumulation in heart muscle cells leading to thickened heart muscles, electrical conduction problems, and arrhythmias. There are 1,000 – 2,000 people with PRKAG2 syndrome in the United States. Current management is limited to symptomatic treatment; no approved therapies exist to address the underlying genetic driver of disease.

About PLN Cardiomyopathy

Phospholamban (“PLN”) cardiomyopathy is a rare autosomal dominant, progressive cardiac disease caused by mutations in PLN, a key regulator of sarcoplasmic reticulum Ca2+-ATPase 2a (“SERCA2a”) calcium pump. PLN mutations produce protein aggregates that disrupt endoplasmic reticulum processes and lead to dilated, arrhythmogenic, or hypertrophic cardiomyopathies and a significantly increased risk of heart failure and sudden cardiac death. There are 2,000 – 4,000 people with pathogenic PLN variants in the United States. No approved therapies target the underlying molecular cause of the disease.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “look forward,” “believe,” “committed,” “investigational,” “pipeline,” “launch,” or similar terms, or by express or implied discussions regarding Atrium Therapeutics’ (“Atrium’s” or “our”) future results of operations and financial condition; research and development plans; anticipated timing, design and conduct of ongoing and planned preclinical studies and clinical trials for product candidates; our expectations regarding our RNA delivery platform and ability to generate high-quality cardiology development candidates, the timing and likelihood of regulatory filings and approvals for product candidates; the potential safety and therapeutic benefits of our product candidates; the timing and likelihood of success; plans and objectives of management for future operations; and future results of anticipated product development efforts. You should not place undue reliance on these statements. Such forward-looking statements are based on our current beliefs and expectations regarding future events, and are subject to significant known and unknown risks and uncertainties. Particular areas where risks or uncertainties could cause Atrium’s actual results to be materially different than those expressed in Atrium’s forward-looking statements include but are not limited to: the initiation, timing, progress, potential registrational quality, and results of our research and development programs, preclinical studies, any clinical trials, and other regulatory submissions; the beneficial characteristics, including potential safety, efficacy and therapeutic effects of our product candidates and the potential advantages of our product candidates compared to alternative therapies; the success and capabilities of the RNA delivery platform; the prevalence of certain diseases and conditions we intend to treat and our estimates of the potential market opportunity for our product candidates; the timing of and costs involved in obtaining and maintaining regulatory approval of our current and any future product candidates; our ability to develop our current and future product candidates; the implementation of our strategic plans for our business, product candidates, research programs and technologies; developments related to our competitors and our industry; our competitive position and the success of competing therapies that are or may become available; our ability to maintain our current license agreements and collaborations and identify and enter into future license agreements and collaborations; the expected potential benefits of strategic collaborations with third parties and our ability to attract collaborators in the future; our reliance on third parties for manufacturing and to conduct preclinical studies and clinical trials of our product candidates; our ability to efficiently and cost-effectively conduct our current and future clinical trials; the costs of operating as a public company; the accuracy of our estimates regarding future expenses, future revenue, capital requirements and the need for additional financing; the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; and other factors specified under the heading “Risk Factors” in Atrium’s Registration Statement on Form 10-12B/A, as amended (File No. 001-43008), which was filed with the SEC and became effective on February 26, 2026, most recent Quarterly Report on Form 10-Q filed with the SEC and in other filings and furnishings made by Atrium with the SEC from time to time, which are all available on the SEC’s website at www.sec.gov. Atrium is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements contained in this communication as a result of new information, future events or otherwise, except as required by law.

Investor Relations and Media Contact:

Stephanie Kenney

Chief Corporate Affairs Officer

investors@atrium-tx.com

Atrium Therapeutics, Inc.

Selected Condensed Financial Information

(in thousands except share and per share information)

(Unaudited)

Statements of Operations

	Three Months Ended March 31,
	2026	2025
Collaboration revenue	$19,635	$1,573
Operating expenses:
Research and development	16,657	6,937
General and administrative	20,258	2,088

Total operating expenses	36,915	9,025

Loss from operations	(17,280)	(7,452)

Other income, net	647	3

Net loss and comprehensive loss	$(16,633)	$(7,449)

Basic and diluted net loss per common share	$(0.97)	$(0.44)
Weighted average common shares outstanding used in the calculation of basic and diluted net loss per common share	17,105,643	17,105,643

Balance Sheets

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$267,849	$—
Collaboration receivable	15,000	—
Prepaid assets	2,578	1,535
Other current assets	138	1,310

Total current assets	285,565	2,845
Restricted cash	415	—
Property and equipment, net	4,337	2,724
Right-of-use asset	2,043	2,784

Total assets	$292,360	$8,353

Liabilities and Stockholders’ Equity/Former Parent Deficit
Current liabilities:
Accounts payable	$807	$4,398
Accrued liabilities	6,983	8,945
Accrued compensation	2,091	3,147
Lease liabilities	2,680	3,672
Deferred revenue, current portion	9,344	21,639

Total current liabilities	21,905	41,801
Deferred revenue, net of current portion	36,351	28,691
Other long-term liabilities	—	574

Total liabilities	58,256	71,066
Commitments and contingencies
Stockholders’ equity/ Former Parent’s deficit:
Preferred stock, $0.001 par value: 40,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value: 400,000,000 shares authorized; 17,105,643 shares issued and outstanding as of March 31, 2026, and no shares authorized, issued, or outstanding as of December 31, 2025	16	—
Additional paid-in capital	221,960	—
Retained earnings	12,128	—
Net Investment from Former Parent	—	(62,713)

Total stockholders’ equity/Former Parent’s deficit	234,104	(62,713)

Total liabilities and Stockholders’ equity/Former Parent’s deficit	$292,360	$8,353